Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

<c>TRADE
DATE
<c>DESCRIPTION OF
SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT
PURCHASED
<c>LIST OF
UNDERWRITERS
<c>NAME OF
AFFILIATED BROKER-
DEALER
8/10/16
Cyrus One Inc. (Common)
$394,910,000
$313,100
Goldman Sachs, Morgan
Stanly, JPMorgan
JPMorgan Securities LLC